SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 21, 2007

                         FIRST FEDERAL BANKSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       0-25509                 42-1485449
  -----------------            -----------------------     ---------------
(State or Other Jurisdiction)   (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)


329 Pierce Street, Sioux City, Iowa                               51101
-----------------------------------                               -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------



                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01.        Other Events
                  ------------

     On June 21, 2007, the Board of Directors of First Federal Bankshares, Inc. (the "Company") approved a plan pursuant to which certain senior executives' cash compensation over the next three years will be reduced by amounts ranging from 5% to 10% annually. To offset the reduction in cash compensation, each executive was granted stock appreciation rights approximately equal in value to the reduction in cash compensation (based on the Black-Scholes option pricing methodology). The purpose of the plan is to increase the equity ownership in the Company of these senior executives, and better align their interests with the interests of stockholders.

     The stock appreciation rights were granted pursuant to the Company's 2006 Stock-Based Incentive Plan, which was approved by stockholders in October 2006. In accordance with the terms of the Stock-Based Incentive Plan, the stock appreciation rights were granted at a strike price of $18.50. The stock appreciation rights vest ratably over three years and expire in ten years. The stock appreciation rights settle only in common stock of the Company, and do not vest upon a change in control of the Company.

     It is not expected that the implementation of the plan will have a material effect on the Company's net income or earnings per share because the increase in non-interest expense associated with the issuance of the stock appreciation rights will be substantially offset by the reduction in compensation expense.

Item 9.01.        Financial Statements and Exhibits
                  ---------------------------------

                        (a) Not Applicable.

                        (b) Not Applicable.

                        (c) Not Applicable.

                        (d) Not Applicable.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIRST FEDERAL BANKSHARES, INC.



DATE: June 26, 2007                By:  /s/ Michael W. Dosland
                                       ---------------------------------------
                                       Michael W. Dosland
                                       President and Chief Executive Officer